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       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We herby consent to the use in this Registration Statement on Form N-2 of our report dated February 17, 2004, relating to the financial statements and financial highlights of Cohen & Steers Advantage Income Realty Fund, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
September 24, 2004